CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                       (After Issuance of Stock)            Filed By:

                       Transportation Safety Lights, Inc.
                     ---------------------------------------
                               Name of Corporation

     I, the undersigned Tom Kidd, President and Chief Executive Officer of Transportation Safety Lights, Inc.

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on September 20, 2001, adopted a resolution to amend the original articles as follows:

Article 1 is hereby amended to read as follows:

1.  The name of the corporation is: ASGA, Inc.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 20,000,000, that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Tom Kidd
------------------------------------------------------------
Tom Kidd, President and Chief Executive Officer

State of       North Carolina       }
                                    } SS.
County of   Perquimans              }

On September 28, 2001, personally appeared before me, a Notary Public, Tom Kidd, who acknowledged that he executed the above instrument.

                                          /s/ Vera L.  Harrell
                                         --------------------------
                                           Signature of Notary

(Notary Stamp or Seal)